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                                                                     EXHIBIT 1.1


                                                                [EXECUTION COPY]





                       DEVON FINANCING CORPORATION, U.L.C.

                    (Fully And Unconditionally Guaranteed by
                            DEVON ENERGY CORPORATION)

               $1,750,000,000 6.875% Notes due September 30, 2011
             $1,250,000,000 7.875% Debentures due September 30, 2031

                               PURCHASE AGREEMENT

                                                              September 28, 2001
                                                              New York, New York

UBS Warburg LLC
Banc of America Securities LLC
ABN AMRO Incorporated
BMO Nesbitt Burns Corp.
Credit Suisse First Boston Corporation
Deutsche Banc Alex. Brown Inc.
First Union Securities, Inc.
J.P. Morgan Securities Inc.
RBC Dominion Securities Corporation
Salomon Smith Barney Inc.
c/o UBS Warburg LLC
677 Washington Blvd.
Stamford, Connecticut  06901


Ladies and Gentlemen:

     Devon Financing Corporation, U.L.C., an unlimited liability company organized under the laws of Nova Scotia, Canada (the "Company"), proposes to issue and sell to the initial purchasers named on Schedule B hereto (the "Initial Purchasers") $1,750,000,000 aggregate principal amount of 6.875% notes due September 30, 2011 (the "6.875% Notes"), and $1,250,000,000 aggregate principal amount of 7.875% debentures due September 30, 2031 (the "7.875% Debentures" and, together with the 6.875% Notes, the "Original Debentures"). The Original Debentures and the Exchange Debentures (as defined herein) will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined herein), by and among the Company, the Guarantor (as defined herein) and The Chase Manhattan Bank, as trustee (the "Trustee"). The Original Debentures are, and the Exchange Debentures will be, fully and unconditionally guaranteed (the "Guarantees") by Devon Energy

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Corporation, a Delaware corporation (the "Guarantor" or "Devon"). The Company and the Guarantor are sometimes referred to collectively as the "Issuers," and the Original Debentures and the Guarantees endorsed thereon are sometimes referred to collectively as the "Securities." Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture or the Offering Memorandum (as defined herein).

     1. Issuance of Securities. The Original Debentures will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Issuers have prepared a preliminary offering memorandum, dated September 21, 2001 (the "Preliminary Offering Memorandum"), and a final offering memorandum dated and available for distribution on the date hereof (the "Offering Memorandum") relating to the Issuers and the Original Debentures. Any reference herein to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include the documents incorporated by reference therein (and any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated therein).

     The Initial Purchasers have advised the Issuers that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this "Agreement") has been executed and delivered, to resell (the "Exempt Resales") the Original Debentures purchased by the Initial Purchasers under this Agreement in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act; the persons specified in clauses (i) and (ii) are sometimes collectively referred to herein as the "Eligible Purchasers."

     Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") to be dated the Closing Date in form and substance satisfactory to the Initial Purchasers and the Issuers and conforming to the description thereof in the Offering Memorandum, for so long as such Original Debentures constitute "Registrable Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers will agree to (i) file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth in the Registration Rights Agreement, (a) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to a new issue of debt securities (collectively with the Private Exchange Securities (as defined in the Registration Rights Agreement), the "Exchange Debentures" and, together with the Original Debentures, the "Debentures") to be offered in exchange for the Original Debentures (the "Exchange Offer"), and the Guarantees endorsed thereon and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the

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Act (the "Shelf Registration Statement" and, together with the Exchange Offer
Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Original Debentures, and (ii) cause such Registration Statements to be declared effective.

     The Debentures are being issued (1) to finance a portion of the acquisition (the "Anderson Acquisition") of Anderson Exploration Ltd. ("Anderson") by Devon Acquisition Corporation pursuant to a formal takeover bid circular dated September 6, 2001, made to all of the holders of common shares of Anderson (the "Anderson Takeover Bid") pursuant to a Pre-Acquisition Agreement dated August 31, 2001 between the Guarantor and Anderson (the "Anderson Acquisition Agreement"), (2) to finance a portion of Devon's acquisition (the "Mitchell Acquisition") of Mitchell Energy & Development Corp. ("Mitchell") pursuant to an agreement and plan of merger dated August 13, 2001 (the "Mitchell Merger Agreement") and (3) for general corporate purposes, including repayment and refinancing of a portion of Devon's debt, acquisitions, additions to working capital and capital expenditures.

     This Agreement, the Debentures (and the Guarantees endorsed thereon), the Indenture and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

     Upon original issuance of the Securities and until such time as the same is no longer required under the applicable requirements of the Act, the Securities shall bear the legend relating thereto set forth under "Notice to Investors" in the Offering Memorandum.

     2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Company agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of 6.875% Notes and 7.875% Debentures set forth in columns A and B of Schedule B hereto opposite its name at a purchase price for the 6.875% Notes of 98.984% of the principal amount thereof and a purchase price for the 7.875% Debentures of 98.905% of the principal amount thereof (collectively, the "Purchase Price"). The Initial Purchasers will offer the Original Debentures to Eligible Purchasers at the prices set forth in the Offering Memorandum. Such prices may change at any time without notice.

     3. Delivery and Payment. Delivery of the Securities, and payment of the Purchase Price shall be made at 10:00 a.m., New York City time, on October 3, 2001 (such date and time, the "Closing Date") at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by mutual agreement between the Initial Purchasers and the Issuers.

     One or more of each of the 6.875% Notes and the 7.875% Debentures, together with the Guarantees endorsed thereon, in global form registered in such names as the Initial


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Purchasers may request upon at least one business day's notice prior to the
Closing Date, having an aggregate principal amount corresponding to the aggregate principal amount of such Debentures, shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the Purchase Price therefor by means of transfer of immediately available funds to such account or accounts as the Issuers shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Original Debentures, together with the Guarantees endorsed thereon, in global form shall be made available to the Initial Purchasers for inspection not later than 11:00 a.m. on the business day immediately preceding the Closing Date.

     4. Agreements of the Issuers. The Issuers, jointly and severally, covenant and agree with the Initial Purchasers as follows:

          (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, and any documents incorporated by reference therein, as the Initial Purchasers may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, and any documents incorporated by reference therein, required pursuant to this Agreement, by the Initial Purchasers in connection with Exempt Resales.

          (b) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of, and shall not have objected to, such amendment or supplement within a reasonable time, but in any event not longer than two business days after being furnished with a copy of such amendment or supplement. The Issuers shall promptly prepare, upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

          (c) If, during the time that an Offering Memorandum is required to be delivered in connection with any Exempt Resales or market-making transactions after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Offering Memorandum as then amended or supplemented untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum as then amended or supplemented, in light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum as amended or supplemented will, in light of the circum-


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     stances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with applicable law.

          (d) To cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the qualification or registration of the Securities under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, neither Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject (except service of process with respect to the offering and sale of the Securities).

          (e) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any state or provincial securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state or provincial securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws, and if at any time any state or provincial securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any state or provincial securities or Blue Sky laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees, disbursements (including fees, expenses and disbursements of counsel to the Issuers, but not of counsel to the Initial Purchasers (except pursuant to clause (iv) herein) or expenses of the Initial Purchasers) and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto, (ii) the preparation and delivery of the Operative Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iii) the issuance, transfer and delivery by the Issuers of the Securities to the Initial Purchasers, (iv) the qualification or registration of the Debentures and the Guarantees for offer and sale under the securities or Blue Sky laws of the several states of the United States (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky memorandum and the

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     fees and disbursements of counsel to the Initial Purchasers relating thereto) and all similar expenses and fees in connection with the offer and sale of the Securities in Canada on a private placement basis pursuant to applicable provincial securities laws, (v) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested by the Initial Purchasers for use in connection with Exempt Resales, (vi) the preparation of certificates for the Debentures and the Guarantees, (vii) the approval of the Debentures and the Guarantees by The Depository Trust Company ("DTC") for "book-entry" transfer, (viii) the rating of the Debentures by rating agencies, (ix) the fees and expenses of the Trustee and its counsel in accordance with the Indenture and (x) the performance by the Issuers of their other obligations under the Operative Documents, including, but not limited to, the fees, disbursements and expenses of the Issuer's counsel and accountants.

          (g) To use the proceeds from the sale of the Securities in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

          (h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.

          (i) Not to, and not to permit any subsidiary of the Guarantor to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to the Initial Purchasers or any Eligible Purchasers.

          (j) Not to, and to use their reasonable best efforts to cause their affiliates (as defined in Rule 144 under the Act) not to, resell any of the Securities that have been reacquired by any of them.

          (k) Not to engage, not to allow any subsidiary of the Guarantor to engage, and to use their reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than in any case the Initial Purchasers, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.

          (l) Not to engage, not to allow any subsidiary of the Guarantor to engage, and to use their reasonable best efforts to cause their other affiliates and any person acting on their behalf (other than in any case the Initial Purchasers, as to whom the Issuers make no covenant) not to engage, in any directed selling effort with respect to the Securities, and agree to comply with the offering restrictions requirement of Regulation S

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     under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.

          (m) From and after the Closing Date, for so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company and the Guarantor are not subject to Section 13 or 15(d) of the Exchange Act to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any Holder or beneficial owner of Securities in connection with any sale of such Securities and (ii) any prospective purchaser of such Securities from any such Holder or beneficial owner designated by such Holder or beneficial owner. The Issuers will pay the expenses of printing and distributing such documents.

          (n) To comply with all of their agreements set forth in the Registration Rights Agreement and all agreements set forth in the representations letter of the Company to DTC relating to the approval of the Debentures by DTC for "book-entry" transfer and to obtain approval of the Debentures by DTC for "book-entry" transfer.

          (o) Prior to the Closing Date, to furnish without charge to the Initial Purchasers (i) all reports and other communications (financial or otherwise) that either Issuer mails or otherwise makes available to security holders and (ii) such other information as the Initial Purchasers shall reasonably request.

          (p) Not to distribute prior to the Closing Date any offering material in connection with the offer and sale of the Securities other than the Preliminary Offering Memorandum and the Offering Memorandum.

     5. Representations and Warranties. (a) The Issuers, jointly and severally, represent and warrant to the Initial Purchasers that:

          (i) Each of the Preliminary Offering Memorandum and the Offering Memorandum has been prepared in connection with the Exempt Resales. None of the Preliminary Offering Memorandum, as of its date, or the Offering Memorandum, or any supplement or amendment thereto, as of its date or as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum, as supplemented or amended, in reliance upon and in conformity with the information furnished to the Issuers in writing by or on behalf of the Initial Purchasers relating to the Initial Purchasers expressly for inclusion in the Preliminary Offering Memorandum, the Offering Memorandum or any supplement or amendment thereto. No order

                                      -7-

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     preventing the use of the Preliminary Offering Memorandum or the Offering
     Memorandum, or asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or to the knowledge of either Issuer has been threatened.

          (ii) The Issuers filed all documents with the Commission that they are required to file under the Act or Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and such documents at the time so filed conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and at the time so filed none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the documents filed with the Commission or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (iii) Attached as Schedule A is a true and complete list of all Restricted Subsidiaries (as defined in the Offering Memorandum (and including the Company)) of the Guarantor, their jurisdictions of incorporation or formation, type of entity and equity ownership. Other than Devon Energy Corporation (Oklahoma) (which shall be deemed a "Restricted Subsidiary" for purposes of this Agreement), no subsidiary of the Guarantor other than the Restricted Subsidiaries constitutes a "significant" subsidiary of the Guarantor within the meaning of Regulation S-X under the Act. All of the issued and outstanding shares of capital stock or other equity interests of each Restricted Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, except as such nonassessability may be affected by certain provisions of any applicable jurisdiction's statutes. All shares of capital stock or other equity interests of the Restricted Subsidiaries that are owned of record directly by the Guarantor or indirectly by a wholly owned subsidiary of the Guarantor are owned free and clear of any lien, security interest, pledge, charge, encumbrance, equity or claim; none of the outstanding shares of capital stock or other equity interests of each such Restricted Subsidiary was issued in violation of any preemptive or similar rights or the charter or by-laws or other organizational documents of the Guarantor or such Restricted Subsidiary or any agreement to which the Guarantor or such Restricted Subsidiary is a party. Upon the closing of the transactions contemplated by the Offering Memorandum, except as set forth in the Offering Memorandum, there will not be any outstanding rights, warrants or options to acquire, or instruments convertible into or ex-

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

     changeable for, any shares of capital stock or other equity interest of the Restricted Subsidiaries. No holder of any securities of the Guarantor or of its subsidiaries is entitled to have such securities (other than the Securities) registered under any registration statement contemplated by the Registration Rights Agreement.

          (iv) The Guarantor and each Restricted Subsidiary has been duly incorporated, organized or formed as a corporation, partnership or other entity in good standing under the laws of its respective jurisdiction of incorporation, organization or formation and has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease, license and operate its respective properties in accordance with its business as currently conducted. The Guarantor and each Restricted Subsidiary is duly qualified and in good standing as a foreign corporation, partnership or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, either individually or in the aggregate, result in a Material Adverse Effect. A "Material Adverse Effect" means any material adverse effect on the business, condition (financial or other), properties, results of operations or prospects of the Guarantor and its subsidiaries, taken as a whole.

          (v) Each of the Issuers has all requisite power and authority to execute, deliver and perform all of its obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents to be consummated on its part and, without limitation, the Company has all requisite power and authority to issue, sell and deliver the Debentures and the Guarantor has all the requisite corporate power to issue and deliver the Guarantees.

          (vi) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers.

          (vii) The Indenture has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a legal, valid and binding obligation of the Issuers, enforceable against them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

          (viii) The Original Debentures have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company and, when issued, authenti-cated and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Original Debentures will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Original Debentures, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

          (ix) The Guarantees to be endorsed on the Original Debentures have been duly and validly authorized by the Guarantor and, when the Original Debentures are issued, authenticated and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Guarantees endorsed thereon will be legal, valid and binding obligations of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Guarantees, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

          (x) The Exchange Debentures have been duly and validly authorized for issuance by the Company and, when issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Debentures will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

          (xi) The Guarantees to be endorsed on the Exchange Debentures have been duly and validly authorized by the Guarantor, and, when the Exchange Debentures are issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Guarantees endorsed thereon will be legal, valid and binding obligations of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

          (xii) The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a legal, valid and binding obligation of the Issuers, enforceable against them in accordance with its terms, except that (A) enforceability of the Registration Rights Agreement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

          (xiii) All taxes, fees and other governmental charges that are due and payable on or prior to the Closing Date in connection with the execution, delivery and performance of the Operative Documents and the execution, delivery and sale of the Securities shall have been paid by or on behalf of the Issuers at or prior to the Closing Date, except for those failures which would not reasonably be expected, either individually or in the aggregate, to interfere with or adversely affect the issuance of the Debentures (or the Guarantees endorsed thereon) in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

          (xiv) None of the Guarantor or any Restricted Subsidiary is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, "Agreements and Instruments"), or (C) in violation of any law, statute, rule, regulation, judgment, order or decree of any domestic or foreign court with jurisdiction over any of them or any of their assets or properties or other governmental or regulatory authority, agency or other body, that, in the case of clauses (B) and (C) herein, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Guarantor or any Restricted Subsidiary under any such document or instrument or result in the imp-position of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that would not have a Material Adverse Effect.

          (xv) The execution, delivery and performance by each of the Issuers of the Operative Documents to which it is a party, including the consummation of the offer and sale of the Securities, does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Guarantor or any Restricted Subsidiary or an acceleration of any indebtedness of the Guarantor or any Restricted Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Guarantor or any Restricted Subsidiary, (ii) assuming the consummation of the transactions contemplated thereby, any Agreements and Instruments, (iii) any law, statute, rule or regulation applicable to the Guarantor or any Subsidiary or their respective assets or properties or (iv) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Guarantor or any Restricted Subsidiary or its respective assets or properties that, in the case of clauses (ii) through (iv), would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Debentures (or the Guarantees endorsed thereon) in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Issuers for the execution, delivery and performance by each of the Issuers of the Operative Documents to which it is a party, including the consummation of any of the transactions contemplated thereby, except (v) such as have been or will be obtained or made on or prior to the Closing Date, (w) registration of the Exchange Offer or resale of the Debentures under the Act pursuant to the Registration Rights Agreement, (x) qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in connection with the issuance of the Securities, (y) such as may be required by the NASD, or (z) those for which the failure to obtain would not reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Debentures (or the Guarantees endorsed thereon) in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. No consents or waivers from any other person or entity are required for the execution, delivery and performance of this Agreement or any of the other Operative Documents or the consummation of any of the transactions contemplated thereby, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date, except for those consents or waivers, the failure of which to ob-tain would not, either individually or in the aggregate, (1) have a Material Adverse Effect or (2) interfere with or adversely affect the issuance of the Debentures (or the Guarantees endorsed thereon) in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

          (xvi) Except as set forth in the Offering Memorandum, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Issuers, threatened or contemplated to which the Guarantor or any of its subsidiaries is a party or to which the business, assets or property of such person is subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Issuers, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Guarantor or any of its subsidiaries is subject that (x) in the case of clause (A) above, if determined adversely to the Guarantor or such subsidiary, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or
     (2) to interfere with or adversely affect the issuance of the Debentures (or the Guarantees endorsed thereon) in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents and (y) in the case of clauses (B) and (C) above, would reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Debentures (or the Guarantees endorsed thereon) in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents. Every request of any securities authority or agency of any jurisdiction for additional information with respect to the Debentures (or the Guarantees endorsed thereon) that has been received by the Issuers or their counsel prior to the date hereof has been, or will prior to the Closing Date be, complied with in all material respects.

          (xvii) Except as set forth in the Offering Memorandum, the Guarantor and each Restricted Subsidiary (A) is in compliance with, or not subject to costs or liabilities under, all local, state, provincial, federal and foreign laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder relating to pollution or protection of public and employee health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants applicable to it or its business or operations or ownership or use of its property ("Environmental Laws"), other than noncompliance or such costs or liabilities that would not reasonably be expected to have a Material Adverse Effect, and (B) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval would not reasonably be expected to have a Material Adverse Effect.

          (xviii) There are no defects in title to, or encumbrances upon the leasehold interests in, the oil and gas producing properties of the Guarantor and its Restricted Subsidiaries or the assets or facilities used by the Guarantor and its Restricted Subsidiaries in the production and marketing of oil and gas which would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

          (xix) None of the Guarantor or any of its subsidiaries is an "investment company" or a company "controlled" by an "investment company" incorporated in the United States within the meaning of the Investment Company Act.

          (xx) Within the preceding six months, none of the Guarantor, the Company or any other person acting on their behalf has offered or sold to any person any Securities, or any securities of the same or similar class as the Securities, other than the Securities offered and sold to the Initial Purchasers hereunder.

          (xxi) The Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxii) None of the Guarantor or the Company or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Act) has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Guarantor or the Company to facilitate the sale or resale of the Securities or (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities in a manner that would require registration of the Securities under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Guarantor or the Company in a manner that would require registration of the Securities under the Act.

          (xxiii) None of the Guarantor or the Company or any of their respective affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any agent, sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act.

          (xxiv) None of the Guarantor or the Company or any of their respective affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers makes no representation), is engaged in any directed selling effort with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S under the Act. Terms used in this paragraph have the meaning given to them by Regulation S.

          (xxv) No registration under the Act of the Securities or qualification of the Indenture under the Trust Indenture Act is required for the sale of the Original Debentures to the Initial Purchasers as contemplated by this Agreement or for the Exempt Resales, assuming in each case (A) that the purchasers who buy the Original Debentures in the Exempt Resales are Eligible Purchasers and (B) the accuracy of and compliance with the Initial Purchasers' representations, warranties and covenants contained in Section 5(b) of this Agreement. No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Guarantor or the Company or any of their respective representatives (other than the Initial Purchasers, as to whom the Issuers make no representation) in connection with the offer and sale of any of the Original Debentures or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or displayed on any computer terminal, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. None of the Guarantor or the Company or any of their respective affiliates has entered into, and none of the Guarantor or the Company or any of their respective affiliates will enter into, any contractual arrangement with respect to the distribution of the Original Debentures except for this Agreement.

          (xxvi) The Original Debentures (and the Guarantees endorsed thereon) satisfy the requirements of Rule 144A(d)(3) under the Act.

          (xxvii) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

          (xxviii) As of December 31, 2000, neither the Guarantor nor any of its subsidiaries had any liabilities or obligations, direct or contingent, which either individually or in the aggregate were material to the business, condition (financial or otherwise), properties, results of operations or prospects of the Guarantor and its subsidiaries, taken as a whole, that were not set forth in the Guarantor's consolidated balance sheet as of such date or in the notes thereto set forth or incorporated by reference in the Offering Memorandum. Since December 31, 2000, except as set forth or contemplated by reference in the Offering Memorandum, (a) none of the Guarantor or any of its sub-sidiaries has (1) incurred any liabilities or obligations, direct or contingent, that would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (b) there has not been any event or development in respect of the business or condition (financial or other) of the Guarantor and its subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (c) there has been no dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its capital stock except in a manner consistent with past practices.

          (xxix) None of the Guarantor or any of its subsidiaries (or any agent thereof acting on their behalf other than the Initial Purchasers, as to whom the Issuers make no representation) has taken, and none of them will take (other than the Initial Purchasers, as to whom the Issuers make no representation), any action that would reasonably be expected to cause this Agreement or the issuance or sale of the Debentures to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (xxx) Each firm of accountants that has certified or shall certify the financial statements included or to be included as part of or incorporated by reference in the Offering Memorandum is an independent accountant within the meaning of the Act. The historical financial statements and the notes thereto included in or incorporated by reference in the Offering Memorandum present fairly in all material respects the consolidated financial position and results of operations of the Guarantor and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Offering Memorandum). The pro forma financial statements included in or incorporated by reference in the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by the Offering Memorandum, this Agreement and the other Operative Documents. The other financial and statistical information and data included in or incorporated by reference in the Offering Memorandum are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Guarantor and its subsidiaries.

          (xxxi) The Mitchell Merger Agreement has been duly authorized, executed and delivered by the Guarantor, and, as of its date of execution, was in full force and effect and was a valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought.

          (xxxii) The Anderson Acquisition Agreement has been duly authorized, executed and delivered by the Guarantor, and, as of its date of execution, was in full force and effect and was a valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought. The Anderson Takeover Bid has been duly authorized by Devon Acquisition Corporation and made in accordance with applicable Canadian and United States securities laws.

          (xxxiii) Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Guarantor or any subsidiaries and any other person other than the Initial Purchasers that would give rise to a valid claim against the Guarantor, any of its subsidiaries or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Debentures.

          (xxxiv) The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

          (xxxv) Each certificate signed by any officer of either Issuer and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by such Issuer to the Initial Purchasers as to the matters covered by such certificate.

          (xxxvi) The Debentures constitute unsecured and unsubordinated obligations of the Company and rank pari passu without any preference among themselves; the Debentures rank pari passu with all other unsecured and unsubordinated debt obligations of the Company.

          (xxxvii) The Guarantees constitute unsecured and unsubordinated obligations of the Guarantor and rank pari passu without any preference among themselves; the Guarantees rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor.

          (xxxviii) Except as set forth in the Offering Memorandum, or as has already been paid or authorized for payment, no stamp duty or similar tax or duty is payable under applicable laws or regulations of Canada or any political subdivision thereof (collectively, "Canada") in connection with the creation, issuance or delivery of the Debentures, the transfer of any of the Debentures or with respect to the execution and delivery of the Operative Documents or any document contemplated hereby or thereby.

          (xxxix)   Except as set forth in the Offering Memorandum, payments
     made by the Company under the Debentures or the Guarantor under the Guarantees or either of them hereunder or under the Indenture will not be subject under the current laws or regulations of Canada to any withholdings or similar charges for or on account of taxation.

          (xl) The choice of the laws of the State of New York as the governing law of the Operative Documents are a valid choice of law under the laws of Canada and courts of Canada will honor this choice of law. The Company has the power to submit and pursuant to this Agreement and, as of the Closing Date, the Indenture and the Registration Rights Agreement, has legally, validly, effectively and irrevocably submitted to the personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it arising out of or related to any of the Debentures, the Indenture, the Guarantees and the Registration Rights Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of the Debentures by the Company to the Initial Purchasers under this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and has the power to designate, appoint and empower and pursuant to this Agreement and, as of the Closing Date, the Indenture and the Registration Rights Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service or process in any suit or proceeding based on or arising under this Agreement, the Debentures or the Indenture, as the case may be, in any federal or state court in the State of New York.

          (xli) Except as set forth in the Offering Memorandum, any final judgment for a definite sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon any instruments or agreements entered into for the consummation of the transactions contemplated herein would be declared enforceable against the Company by the courts of Canada without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that (A) the judgment is consistent with public policy in Canada and any relevant political subdivision, (B) the judgment was not given or obtained by fraud or in a manner contrary to natural justice, (C) the judgment was not based on a clear mistake of law or fact, (D) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (E) the judgment is for a definite sum, and (F) there has been no prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment to be enforced in Canada. The Company is not aware of any reason why the enforcement in Canada of such a judgment in respect of any of the instruments or agreements executed for consummation of the transactions contemplated herein or in the Offering Memorandum would be contrary to public policy in Canada.

          (xlii) The Company, and its obligations under the Operative Documents, are subject to civil and commercial law and to suit and neither it nor any of its properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Canadian, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with the Operative Documents; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company has waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement and the Indenture.

          (xliii) It is not necessary under the laws of Canada or any authority or agency therein in order to enable an owner of any interest in the Debentures or the Guarantees endorsed thereon to enforce its rights under the Debentures or the Guarantees endorsed thereon or to enable any of the Initial Purchasers to enforce its rights under this Agreement, as the case may be, that it should, as a result solely of its holding or underwriting, as the case may be, of the Debentures, be licensed, qualified or otherwise entitled to carry on business in Canada or any authority or agency therein; the Debentures, the Indenture, this Agreement and the Registration Rights Agreement are in proper legal form under the laws of Canada or authority or agency therein for the enforcement thereof against the Company therein; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Operative Documents in Canada or any authority or agency therein that any of them be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Canada.

          (xliv) Except as set forth in the Offering Memorandum, no exchange control authorization or other authorization, approval, consent or license of any governmental authority or agency of or in Canada is required for the payment by the Company of any amounts in United States dollars pursuant to the terms of the Debentures or to the Initial Purchasers pursuant to this Agreement.

          (xlv) The Company has no employees, carries on no active business, and, prior to the issuance of the Original Debentures, had no assets or liabilities (other than its rights and obligations under the Operative Documents).

     The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consent to such reliance.

     (b) Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Issuers that:

          (i) It is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Debentures.

          (ii) (A) It has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (B) it has and will solicit offers for the Securities only from, and will offer and sell the Securities only to (1) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

          (iii)  With respect to offers and sales outside the United States:

                 (A) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either any Offering Memorandum or any such other material, in all cases at its own expense; and

                 (B) the Initial Purchasers have offered the Securities and will offer and sell the Securities (1) as part of their distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither the Initial Purchasers nor any persons acting on their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Original Debentures, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S.

     Terms used in this Section 5(b)(iii) have the meanings given to them by Regulation S.

          (iv) It has not offered or sold and prior to the date six months after the date of issue of the Securities will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 as amended, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has issued or passed on and will issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities only to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of the United Kingdom or is a person to whom the document may otherwise lawfully be issued or passed on.

     The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and the Initial Purchasers hereby consent to such reliance.

     6. Indemnification. (a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Initial Purchaser and the agents, employees, officers and directors of any such controlling person and the successors and assigns of all the foregoing from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "Losses") to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Issuers by or on behalf of the Initial Purchasers expressly for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.

     (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Issuers, each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and each of the respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person from and against any Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to such Initial Purchaser furnished in writing to the Company by such Initial Purchaser expressly for use therein. The Issuers and the Initial Purchasers acknowledge that the information set forth in
Section 9 is the only information furnished in writing by the Initial Purchasers to the Issuers expressly for use in the Preliminary Offering or the Offering Memorandum.

     (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "action"), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such ac-
tion is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
(i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying party or parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, the Issuers and the Initial Purchasers shall con-tribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses of the nature contemplated by such indemnification provision (but after deducting in the case of Losses suffered by the indemnifying party, any contribution received by the indemnifying party from persons other than the indemnified party who may also be liable for contribution, including persons who control the indemnified party within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Issuers and the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Original Debentures or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Original Debentures (net of discounts and commissions but before deducting expenses) received by the Company, and (y) the total discounts and commissions received by the Initial Purchasers. The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

     The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Original Debentures pursuant to this Agreement exceeds the amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each of their respective agents, employees, officers and directors of the Initial Purchasers shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each of their respective agents, employees, officers and directors of the Issuers shall have the same rights to contribution as the Issuers. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchaser commitments and not joint.

     8. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Original Debentures, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

          (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, on the date of this Agreement and, in each case after giving effect to the transactions contemplated hereby, on the Closing Date, except that if a representation and warranty is made as of a specific date, and such date is expressly referred to therein, such representation and warranty shall be true and correct (or true and correct in all material respects, as applicable) as of such date. The Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

          (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 5:00 p.m., New York City time, on the day following the date of this Agreement or at such later date and time as the Initial Purchasers may determine. No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Securities or consummation of the Exchange Offer; except as disclosed in the Offering Memorandum, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Issuers, threatened against either Issuer and/or any Restricted Subsidiary before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and no stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

          (d) The Initial Purchasers shall have received certificates, dated the Closing Date, signed by two authorized officers of each of the Issuers confirming, as of the Closing Date, the matters set forth in paragraphs
     (a), (b) and (c) of this Section 8.

          (e) The Initial Purchasers shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchasers, of
     (i) Mayer, Brown & Platt, United States counsel to the Guarantor and the Company, substantially in the form of Exhibit A-1 hereto, (ii) Stewart McKelvey Sterling Scales, Canadian counsel to the Company, substantially in the form of Exhibit A-2 hereto and (iii) Burnett, Duckworth & Palmer LLP, Canadian counsel to the Company, substantially in the form of Exhibit A-3 hereto, each in form and substance reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (f) The Initial Purchasers shall have received on the Closing Date an opinion (satisfactory in form and substance to the Initial Purchasers) dated the Closing Date of Cahill Gordon & Reindel, special counsel to the Initial Purchasers, covering such matters as are customarily covered in such opinions.

          (g) The Initial Purchasers shall have received "comfort letters" from each of (i) KPMG LLP (the "Company Accountants"), (ii) Arthur Andersen LLP, independent public accountants for Mitchell (the "Mitchell Accountants") and (iii) KPMG LLP, independent public accountants for Anderson (the "Anderson Accountants") dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. In addition, the Initial Purchasers shall have received a "bring-down comfort letter" from each of the Company Accountants, the Mitchell Accountants and the Anderson Accountants, dated as of the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Initial Purchasers and counsel to the Initial Purchasers.

          (h) The Issuers shall have entered into the Indenture and the Initial Purchasers shall have received copies, conformed as executed, thereof.

          (i) The Issuers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

          (j) The Initial Purchasers shall have been furnished with copies of such documents as they may reasonably request and all closing documents from the closings of the transactions contemplated hereby.

          (k) Cahill Gordon & Reindel, counsel to the Initial Purchasers, shall have been furnished with such documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

          (l) The Debentures shall have initially been assigned ratings of "BBB+" (with negative watch) and "Baa2" (with negative watch) by Standard & Poor's Rating Services and Moody's Investors Service, Inc., respectively, and no such rating (or other debt rating of the Guarantor or the Company) shall have been downgraded or placed on any "watch list" for possible downgrading as of or prior to the Closing Date.

          (m) All agreements set forth in the representation letter of the Company to DTC relating to the approval of the Debentures by DTC for "book-entry" transfer shall have been complied with.

          (n) The Guarantor shall have obtained all waivers, amendments or modifications such that the issuance of the Securities shall not violate the Guarantor's existing senior credit facility.

     If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Initial Purchasers on notice to the Issuers at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

     9. Initial Purchasers' Information. The Issuers and the Initial Purchasers severally acknowledge that the statements with respect to the offer and sale of the Securities set forth in the third, eighth, tenth paragraphs and the eleventh paragraph (furnished by UBS Warburg LLC and Banc of America Securities LLC only) under the caption "Plan of Distribution," in the Preliminary Offering Memorandum and the Offering Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished in writing by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

     10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Issuers or any controlling person thereof, and shall survive delivery of and payment for the Original Debentures to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, 9, 11(d), 14 and 17 shall survive the termination of this Agreement, including pursuant to Section 11.

     11. Effective Date of Agreement; Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

          (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Issuers from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Issuers if, on or prior to such date, (i) the Issuers shall have failed, refused or been unable to perform in any material respect any agreement on their part to be performed under this Agreement when and as required, (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers pursuant to Section 8 is not fulfilled when and as required in any material respect, (iii) trading in any securities of the Guarantor has been suspended by the Commission or a national securities exchange, or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a general banking moratorium shall have been declared by Canadian, United States or New York or Oklahoma authorities, (v) there is an outbreak or escalation of armed hostilities involving Canada or the United States on or after the date of this Agreement, or if there has been a declaration by Canada or the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Initial Purchasers' judgment, impracticable to proceed with the offering or delivery of the Original Debentures on the terms and in the manner contemplated in the Offering Memorandum, or (vi) there shall have been such a material adverse change or material disruption in the financial, banking or capital markets generally (including, without limitation, the markets for debt securities of companies similar to the Guarantor) or the effect (or potential effect if the financial markets in Canada or the United States have not yet opened) of international conditions on the financial markets in Canada or the United States shall be such as, in the Initial Purchasers' reasonable judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Original Debentures on the terms and in the manner contemplated in the Offering Memorandum.

          (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone, telex, telephonic facsimile or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to clause (i) or
     (ii) of Section 11(b), or if the sale of the Debentures provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Company to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied on their part or because of any refusal, inability or failure on the part of the Company to perform any agreement in this Agreement or comply with any provision of this Agreement, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses (including the fees and expenses of the Initial Purchasers' counsel) incurred in connection with this Agreement.

          (e) If any Initial Purchaser shall fail to purchase and pay for any of the Original Debentures agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Initial Purchasers shall be obligated to take up and pay for the Original Debentures which the defaulting Initial Purchaser agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Original Debentures which the defaulting Initial Purchaser agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Original Debentures set forth in Schedule B hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Original Debentures, and if such nondefaulting Initial Purchasers do not purchase all the Original Debentures within 36 hours after such default, then the Issuers shall be entitled to a further period of 36 hours within which to procure another party or parties reasonably satisfactory to the nondefaulting Initial Purchasers to purchase such Original Debentures. In the event that neither the nondefaulting Initial Purchasers nor the Issuers procure another party or parties to purchase such Original Debentures as described above, this Agreement will terminate without liability to the nondefaulting Initial Purchasers or the Issuers. In the event of a default by any Initial Purchaser as set forth in this paragraph (e), the Closing Date shall be postponed for such period, not exceeding five Business Days, as the other Initial Purchasers shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuers or any nondefaulting Initial Purchaser if any, for damages occasioned by its default hereunder.

     12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to UBS Warburg LLC, 677 Washington Blvd., Stamford, Connecticut 06901 (telephone: (203) 719-1088),
Attention: Syndicate Department, telecopy number: (203) 719-0495; and if sent to the Issuers, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to 20 North Broadway, Suite 1500, Oklahoma City, Oklahoma 73102-8260 (telephone: (405) 235-3611, Telecopy: (405) 552-4550,
Attention: General Counsel).

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.

     13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the InitialPurchasers, the Issuers and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Debentures from the Initial Purchasers.

     14. Construction. This Agreement shall be construed in accordance with the laws of the State of New York and each of the parties hereto consent to the jurisdiction of the courts of the State of New York. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York and the U.S. federal courts sitting in The City of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Initial Purchasers to bring proceedings against the Issuers in the courts of any other jurisdiction.

     15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

     16. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one strument.

     17. Consent to Jurisdiction; Appointment of Agent to Accept Service of Process. (a) The Company irrevocably consents and agrees, for the benefit of the holders from time to time of the Debentures, the Initial Purchasers and the other persons referred to in Section 13 that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with the Operative Documents may be brought in the courts of the State of New York, or the courts of the United States of America, in each case located in the Borough of Manhattan in The City and the State of New York and, until all amounts due and to become due in respect of the Guarantees and all the Debentures have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in person, generally and for itself and in respect of its properties, assets and revenues.

          (b) The Company hereby irrevocably designates, appoints, and empowers Corporation Service Company, 80 State Street, Albany, New York 12207-2543, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Company in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with the Operative Documents and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 17 reasonably satisfactory to each of the Initial Purchasers. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company by serving a copy thereof upon the relevant agent for service of process referred to in this Section 17 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company at its address specified in or designated pursuant to this Agreement, with a copy (similarly mailed) to Corporation Service Company, 80 State Street, Albany, New York 12207-2543. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of the Securities, the Initial Purchasers and the other persons referred to in
     Section 13 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States federal courts located in the Borough of Manhattan in The City of New York or the courts of the State of New York located in the Borough of Manhattan in The City and the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     18. Foreign Taxes. All payments by the Company or the Guarantor to an Initial Purchaser hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by Canada or any other jurisdiction in which the Company or the Guarantor has a branch or an office from which payment is made or deemed to be made, excluding any such tax imposed in respect of amounts due hereunder (i) by reason of such Initial Purchaser having some connection with Canada or such other jurisdiction, other than its participation as dealer hereunder, or (ii) by reason of any income or franchise tax on the overall net income or net receipts of an Initial Purchaser imposed by the United States of

America or by the State of New York or any political subdivision of the United States of America or of the State of New York or by any jurisdiction of which such Initial Purchaser is a resident, or (iii) if any Initial Purchaser would not be liable or subject to such impost, levy, collection, withholding or deduction if it were to make a declaration of nonresident or other similar claim for exemption but fails to do so, or (iv) pursuant to any back-up withholding taxes applicable to any payments to a noncorporate person acting as agent hereunder who fails to furnish an accurate taxpayer identification number (all such non-excluded taxes, "Taxes"). If the Company or the Guarantor is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable represented by Taxes withheld or deducted, then amounts payable under this Agreement shall be increased to such amount as is necessary to yield and remit to the Initial Purchaser an amount which, after deduction of all Taxes (including all Taxes payable on such increased payments), equals the amount that would have been payable if no Taxes applied.

     19. Jurisdictional Restrictions on Sale of Debentures. Each Initial Purchaser severally agrees to use its reasonable efforts to ensure that (i) no Original Debentures issued by the Company shall be offered or sold directly or indirectly, in Canada or to a corporation, partnership, trust or other entity organized under the laws of, or resident in, Canada and (ii) no documents in relation to an offer of Securities shall be distributed in Canada, except, in each case, in accordance with applicable law.

     20. Waiver of Immunities. To the extent that the Company or the Guarantor or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the gro unds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Operative Documents, the Company and the Guarantor hereby irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

     21. Judgment Currency. The Company and the Guarantor, jointly and severably, agree to indemnify each of the Initial Purchasers against any loss incurred by such Initial Purchasers as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Initial Purchasers are able to purchase United States dollars with the amount of the Judgment Currency actually received by such Initial Purchasers. The foregoing indemnity shall consti-tute a separate and independent obligation of each of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

                            [Signature Pages Follow]

     If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuers and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchasers.

                             DEVON FINANCING CORPORATION, U.L.C.


                             By:    /s/        WILLIAM T. VAUGHN
                                    --------------------------------------------
                                    Name:      William T. Vaughn
                                    Title:     Senior Vice President - Finance

                             DEVON ENERGY CORPORATION

                             By:    /s/        WILLIAM T. VAUGHN
                                    --------------------------------------------
                                    Name:      William T. Vaughn
                                    Title:     Senior Vice President - Finance

Confirmed and accepted as of
the date first above written:

UBS WARBURG LLC
BANC OF AMERICA SECURITIES LLC
ABN AMRO INCORPORATED
BMO NESBITT BURNS CORP.
CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANC ALEX. BROWN INC.
FIRST UNION SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
RBC DOMINION SECURITIES CORPORATION
SALOMON SMITH BARNEY INC.


By:   UBS WARBURG LLC
      Acting on behalf of itself and the
      several Initial Purchasers

By: /s/        KIMBERLY BLUE
    -----------------------------------------
    Name:      Kimberly Blue
    Title:     Managing Director

By: /s/        SCOTT D. WHITNEY
    -----------------------------------------
    Name:      Scott D. Whitney
    Title:     Associate Director


                                                                           Schedule A
                                                                           ----------

    Restricted Subsidiary               Jurisdiction of Incorporation or Organization
    ---------------------               ---------------------------------------------
Devon Energy Production Company L.P.                       Oklahoma

Devon SFS Operating Inc.                                   Delaware

The Company                                          Nova Scotia, Canada

Northstar Energy Corporation                            Alberta, Canada

Northstar Energy Partnership                            Alberta, Canada

Devon Energy Corporation (Oklahoma)/a/                     Oklahoma



-------------------
/a/  Deemed a "Restricted Subsidiary" for purposes of this Agreement.

                                                                      Schedule B
                                                                      ----------

                 PRINCIPAL AMOUNT OF SECURITIES TO BE PURCHASED



                                                                            A                         B
                                                                        PRINCIPAL                 PRINCIPAL
                                                                     AMOUNT OF 6.875%          AMOUNT OF 7.875%
                     INITIAL PURCHASER                                    NOTES                  DEBENTURES
                     -----------------                               --------------            --------------
UBS Warburg LLC                                                      $  918,750,000            $  656,250,000
Banc of America Securities LLC                                       $  306,250,000            $  218,750,000
ABN AMRO Incorporated                                                $   65,625,000            $   46,875,000
BMO Nesbitt Burns Corp.                                              $   65,625,000            $   46,875,000
Credit Suisse First Boston Corporation                               $   65,625,000            $   46,875,000
Deutsche Banc Alex. Brown Inc.                                       $   65,625,000            $   46,875,000
First Union Securities, Inc.                                         $   65,625,000            $   46,875,000
J.P. Morgan Securities Inc.                                          $   65,625,000            $   46,875,000
RBC Dominion Securities Corporation                                  $   65,625,000            $   46,875,000
Salomon Smith Barney Inc.                                            $   65,625,000            $   46,875,000
                                                                     --------------            --------------
TOTAL                                                                $1,750,000,000            $1,250,000,000
                                                                     ==============            ==============

                                                                     Exhibit A-1

           FORM OF OPINION OF COUNSEL TO THE GUARANTOR AND THE COMPANY

     The opinion of Mayer, Brown & Platt, counsel for the Guarantor and the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(e) of the Purchase Agreement shall be to the effect that:

          (i) Each of the Guarantor and Devon Energy Production Company L.P., Devon SFS Operating Inc. and Devon Energy Corporation (Oklahoma) (collectively, the "U.S. Restricted Subsidiaries"): (a) is a corporation, partnership or other entity duly incorporated or formed, as the case may be, and validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation; (b), to such counsel's knowledge, has all requisite corporate or other power and authority necessary to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease, license and operate its respective properties in accordance with its business as currently conducted; and (c) is qualified to do business and is in good standing in all other jurisdictions identified by such counsel on a schedule attached to its opinion and based solely on certificates of good standing from such identified jurisdictions.

          (ii) The Guarantor has all requisite power and authority to execute, deliver and perform all of its obligations under the Operative Documents to which it is a party and to consummate the transactions contemplated by the Operative Documents to be consummated on its part and, without limitation, the Guarantor has all requisite corporate power and authority to execute and deliver and perform its obligations under the Guarantees.

          (iii) The Purchase Agreement has been duly and validly authorized, executed and delivered by the Guarantor.

          (iv) The Indenture has been duly and validly authorized, executed and delivered by the Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee and the Company) constitutes a legal, valid and binding obligation of each of the Guarantor and the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

                                     A-1-1

          (v) The Original Debentures, when issued, authenticated and delivered by the Company in accordance with the terms of the Purchase Agreement and Indenture, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (vi) The Guarantees endorsed on the Original Debentures have been duly and validly authorized by the Guarantor and sale to the Initial Purchasers, and when the Original Debentures are issued, authenticated and delivered by the Company in accordance with the terms of the Purchase Agreement and the Indenture, will be duly and validly executed and delivered to the Initial Purchasers by the Guarantor and will constitute legal, valid and binding obligations of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (vii) The Exchange Debentures, when issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (viii) The Guarantees to be endorsed on the Exchange Debentures have been duly and validly authorized for issuance by the Guarantor, and when the Exchange Debentures are issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Guarantees will be legal, valid and binding obligations of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (ix) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Guarantor and constitutes a legal, valid and binding ob-

                                     A-1-2
     ligation of each of the Guarantor and the Company, enforceable against it in accordance with its terms, except that (A) the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (x) The execution, delivery and performance by each of the Guarantor and the Company of the Operative Documents to which it is a party, including the consummation of the offer and sale of the Securities, does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Guarantor or any Restricted Subsidiary or an acceleration of any indebtedness of the Guarantor or any Restricted Subsidiary pursuant to, (i) the charter, bylaws or other constitutive documents of the Guarantor or any U.S. Restricted Subsidiary,
     (ii) to the knowledge of such counsel, any Agreements and Instruments filed as an exhibit to the Guarantor's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, the Guarantor's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001 or the Guarantor's Registration Statement on Form S-4, as amended, originally filed with the Securities and Exchange Commission on August 30, 2001, together with any amendments to such Agreements or Instruments, (iii) to the knowledge of such counsel, any law, statute, rule or regulation applicable to the Guarantor or any Restricted Subsidiary or its respective assets or properties typical, in such counsel's experience, for transactions contemplated by the Operative Documents and assuming the accuracy of the representations and warranties of the Guarantor, the Company and the Initial Purchasers in the Purchase Agreement and the due performance by the Guarantor, the Company and the Initial Purchasers thereof or (iv) to the knowledge of such counsel, any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Guarantor or any U.S. Restricted Subsidiary or their respective assets or properties.

          (xi) Assuming the accuracy of and compliance with the Initial Purchaser's representations, warranties and covenants contained in Section 5(b) of the Purchase Agreement and the accuracy of and compliance with the Guarantor's and the Company's representations, warranties and covenants contained in the Purchase Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any United States court or governmental agency, body or administrative agency is required to be obtained or made by the Guarantor, the Company or any Restricted Subsidiary for the execution, delivery and performance by

                                     A-1-3
     the Guarantor or the Company of the Operative Documents to which it is a party including the consummation of any of the transactions contemplated thereby, except (v) such as have been obtained or made on or prior to the date hereof, (w) registration of the Exchange Offer or resale of the Debentures under the Act pursuant to the Registration Rights Agreement, or
     (x) qualification of the Indenture under the Trust Indenture Act of 1939, as amended, in connection with the issuance of the Exchange Debentures or
     (y) such as may be required by the NASD, or (z) that would not reasonably be expected, either individually or in the aggregate, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Debentures (or the Guarantees endorsed thereon) in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Operative Documents.

          (xii) Neither the Guarantor nor the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xiii) No registration under the Act of the Securities or qualification of the Indenture under the Trust Indenture Act is required for the sale of the Original Debentures to the Initial Purchasers as contemplated by the Purchase Agreement or for the Exempt Resales, assuming in each case (A) that the purchasers who buy the Original Debentures in the Exempt Resales are Eligible Purchasers, (B) the accuracy of and compliance with the Initial Purchasers' representations, warranties and covenants contained in Section 5(b) of the Purchase Agreement and (C) the accuracy of and compliance with the Guarantor's and the Company's representations, warranties and covenants contained in the Purchase Agreement.

          (xiv) Each of the Original Debentures, the Indenture, the Registration Rights Agreement and the Guarantee related to the Original Debentures conforms as to legal matters in all material respects to the description thereof contained in the Offering Memorandum; the statements under the caption "Material United States and Canadian Income Tax Considerations" in the Offering Memorandum, insofar as such statements constitute a summary of United States legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings.

          (xv) Each document filed under the Exchange Act and incorporated by reference in the Offering Memorandum (other than the financial statements and related schedules included therein, as to which such counsel need not comment), when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

          (xvi) Assuming the due authorization, execution and delivery by the Company of the Operative Documents, under the laws of The State of New York the submission by the Company set forth in each of the Operative Documents to the non-exclusive ju-


                                     A-1-4
     risdiction of the courts of the State of New York located in the Borough of Manhattan in The City of New York would be enforceable, and the submission by the Company set forth in each of the Operative Documents to the non-exclusive personal jurisdiction of any United States federal court located in the Borough of Manhattan in The City and State of New York would be enforceable.

     In addition, such counsel shall state that they have participated in discussions with your representatives, representatives of the Issuers and their counsel and independent public accountants concerning the preparation of the Offering Memorandum. Such counsel shall state that, although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements in the Offering Memorandum (except to the extent specified elsewhere in such letter or with reference to such counsel), no facts have come to their attention that lead such counsel to believe that the Offering Memorandum (other than the financial statements and related schedules and other financial data contained or incorporated therein as to which such counsel need express no belief), on the date of such Offering Memorandum and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                     A-1-5

                                                                     Exhibit A-2
                                                                         and A-3

               FORM OF OPINION OF CANADIAN COUNSEL TO THE COMPANY

     The opinions of (a) Stewart McKelvey Sterling Scales and (b) Burnet, Duckworth & Palmer LLP, Canadian counsels for the Company/a/ (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(e) of the Purchase Agreement shall be to the effect that:

          (i) The Company (a) is an unlimited liability company duly organized and validly existing and in good standing under the laws of Nova Scotia, Canada and has no subsidiaries; (b) has all requisite corporate power and authority necessary to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease, license and operate its respective properties in accordance with its business as currently conducted; and (c) is qualified to do business and is in good standing in all other jurisdictions identified by such counsel on a schedule attached to its opinion and based solely on certificates of good standing from such identified jurisdictions.

          (ii) Each of Northstar Energy Corporation and Northstar Energy Partnership (together with the Company, the "Canadian Restricted Subsidiaries"): (a) is a corporation, partnership or other entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation; (b) has all requisite corporate or other power and authority necessary to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease, license and operate its respective properties in accordance with its business as currently conducted; and (c) is qualified to do business and is in good standing in all other jurisdictions identified by such counsel on a schedule attached to its opinion and based solely on certificates of good standing from such identified jurisdictions.

          (iii) The Company has all requisite corporate power and authority to execute, deliver and perform all of its obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents to be consummated on its part and, without limitation, the Company has all requisite corporate

--------------------
/a/  To be appropriately divided between the two firms.

     power and authority to issue, sell and deliver and perform its obligations under the Debentures.

          (iv) The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company.

          (v) The Indenture has been duly and validly authorized, executed and delivered by the Company.

          (vi) The Original Debentures have been duly and validly authorized by the Company for issuance and sale to the Initial Purchasers.

          (vii) The Exchange Debentures have been duly and validly authorized for issuance by the Company.

          (viii) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company.

          (ix) The execution, delivery and performance by each of the Guarantor and the Company of the Operative Documents to which it is a party, including the consummation of the offer and sale of the Original Debentures, does not or will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of any Canadian Restricted Subsidiary or an acceleration of any indebtedness of any Canadian Restricted Subsidiary pursuant to its the charter, bylaws or other constitutive documents of any Canadian Restricted Subsidiary, (ii) any Agreements and Instruments to which any Canadian Restricted Subsidiary is a party filed as an exhibit to the Guarantor's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 or the Guarantor's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001 or the Guarantor's Registration Statement on Form S-4, as amended, originally filed with the Securities and Exchange Commission on August 30, 2001, together with any amendments to such Agreements or Instruments, (iii) the Anderson Acquisition Agreement, (iv) any law, statute, rule or regulation of Canada, Alberta or Nova Scotia applicable to any Canadian Restricted Subsidiary or its assets or properties or (v) any judgment, order or decree of any court or governmental agency or authority of Canada, Alberta or Nova Scotia having jurisdiction over any Canadian Restricted Subsidiary or its assets or properties.

          (x) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency of Canada or Nova Scotia is required to be obtained or made by the Company for the execution, delivery and performance by the Company of the Op-

                                     A-2-2
     erative Documents to which it is a party including the consummation of any of the transactions contemplated thereby, except such as have been obtained or made on or prior to the date hereof.

          (xi) The statements under the caption "Material United States and Canadian Income Tax Considerations" in the Offering Memorandum, insofar as such statements constitute a summary of Canadian legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings.

          (xii) The Anderson Takeover Bid has been made in accordance with applicable Canadian securities laws.

          (xiii) It is not necessary under the laws of Nova Scotia or the laws of Canada applicable therein or any authority or agency therein in order to enable an owner of any interest in the Debentures or the Guarantees to enforce its rights under the Debentures or the Guarantees or to enable any of the Initial Purchasers to enforce its rights under the Purchase Agreement, as the case may be, that it should, as a result solely of its holding or reselling of the Original Debentures, be licensed, qualified or otherwise entitled to carry on business in Canada or any authority or agency therein; the Operative Documents are in proper legal form under the laws of Canada or authority or agency therein for the enforcement thereof against the Company therein; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Operative Documents in Canada or any authority or agency therein that any of them be filed or recorded or enrolled with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of Canada.

          (xiv) No stamp duty or similar tax duty is payable under current applicable laws or regulations of the Province of Nova Scotia, the Province of Alberta and the federal laws or regulations of Canada in connection with the creation, issuance or delivery of the Securities, the transfer of any of the Securities or with respect to the execution and delivery of the Purchase Agreement, the Securities or the Indenture or any document contemplated hereby or thereby.

          (xv) The choice of the laws of the State of New York as the governing law of the Operative Documents is a valid choice of law under the laws of Nova Scotia and of Canada applicable therein. In any proceeding brought before a court of competent jurisdiction (a "Local Court") in the Province of Nova Scotia (the "Local Jurisdiction") for the enforcement of the Operative Documents, the laws of the State of New York (being the stated governing laws of such documents) would, to the extent specifically pleaded and proven as a fact by expert evidence and subject to the Local Court's residual equitable jurisdiction, be applied by the Local Court to all issues which under the conflict of laws rules of the Province of Nova Scotia and the federal laws of Canada

                                     A-2-3
     applicable therein are to be determined in accordance with the proper or governing law of a contract provided that the Local Court finds that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the law of the jurisdiction with which the transaction has its most real and substantial connection), and except that in any such proceeding the Local Court:

               (a) will apply those laws of the Province of Nova Scotia which the Local Court would characterize as procedural and will not apply those laws of the State of New York which the Local Court would characterize as procedural;

               (b) will not apply those laws of the State of New York which the Local Court would characterize as revenue, expropriatory, penal or similar laws (and such counsel is not aware of any laws which would be so characterized and would be applied in enforcing the Operative Documents); and

               (c) will not apply those laws of the State of New York, the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Local Jurisdiction and the federal laws of Canada applicable therein ("Public Policy"). Nothing has come to such counsel's attention that would cause us to believe that Public Policy would be offended by the recognition of the choice of law made in the Operative Documents or by the enforcement of the provisions of the Operative Documents to the extent that such provisions would be enforceable under the laws of the State of New York.

          (xvi) The laws of the Province of Nova Scotia would permit an action to be brought before a Local Court to enforce, without relitigation of the merits of any claim that is the subject of such judgment, a final and conclusive in personam judgment of a New York court related to the Operative Documents which is not impeachable as void or voidable under the domestic laws of New York for a sum certain in money (including a judgment issued in an action commenced and maintained in accordance with the provisions of the Operative Documents respecting submission to jurisdiction, choice of venue and service of process to the extent that such provisions are enforceable under the laws of New York), provided that:

               (a) the court rendering such judgment had jurisdiction over the defendant and the subject matter of the proceedings according to the conflict of law rules of the State of New York;

               (b) the judgment was not obtained by fraud, or in a manner contrary to natural justice or contrary to any order made by The Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to therein;


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

               (c) the enforcement of the judgment would not be inconsistent with Public Policy (and nothing has come to our attention that would cause us to believe that Public Policy would be offended by the enforcement of the Operative Documents);

               (d) the judgment is not in respect of a revenue or penal law of a foreign jurisdiction;

               (e) the action on the New York judgment is brought in Nova Scotia within the applicable limitation period of the date of the judgment;

               (f) the judgment does not conflict with another final and conclusive judgment in or relating to the same cause of action in another jurisdiction;

               (g) in the case of a judgment obtained by default, there was no manifest error in the granting of such judgment; and

               (h) the judgment has neither been satisfied nor is it for any other reason not a subsisting judgment.

          (xvii) Subject to paragraph (xv) above, the Company, and its obligations under the Operative Documents, are subject to civil and commercial law and to suit and neither it nor any of its properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Nova Scotia court, Canadian federal court, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal processor proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with the Operative Documents; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company may waive such right to the extent permitted by law and may consent to such relief and enforcement as provided in the Operative Documents.

          (xviii) No exchange control authorization or any other authorization, approval, consent or license of any governmental authority or agency of or in Nova Scotia or Canada is required for the payment by the Company of any amounts in United States dollars pursuant to the terms of the Securities or to the Initial Purchasers pursuant to the Purchase Agreement.


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